Exhibit 10.1
Execution Version

AMENDMENT NO. 5 TO CREDIT AGREEMENT AND WAIVER

This Amendment No. 5 to Credit Agreement and Waiver (this “Agreement”) dated as of March 25, 2016 is made by and among QUIDEL CORPORATION, a Delaware corporation (the “Borrower”), the guarantors party hereto (the “Guarantors”), BANK OF AMERICA, N.A., as Administrative Agent (the “Administrative Agent”), Swing Line Lender and L/C Issuer (each as defined in the Credit Agreement (as defined below), and the Lenders (as defined in the Credit Agreement) signatory hereto.

W I T N E S S E T H:

WHEREAS, the Borrower, the Administrative Agent and the Lenders have entered into that certain Amended and Restated Credit Agreement dated as of August 10, 2012, as amended by that certain Amendment No. 1 to Credit Agreement dated as of January 30, 2013, as amended by that certain Amendment No. 2 to Credit Agreement dated as of December 1, 2014, as amended by that certain Amendment No. 3 to Credit Agreement dated as of June 4, 2015, and as amended by that certain Amendment No. 4 to Credit Agreement dated as of August 6, 2015 (as hereby amended and as from time to time hereafter further amended, modified, supplemented, restated, or amended and restated, the “Credit Agreement”). Capitalized terms used in this Agreement not otherwise defined herein shall have the respective meanings given thereto in the Credit Agreement; and
WHEREAS, the Borrower made Permitted Stock Repurchases (including retirement of Permitted Convertible Indebtedness) prior to the Effective Date of this Agreement in excess of the amount permitted under Section 7.06(e) of the Credit Agreement, which excess amount was less than $4,500,000 (the “Excess Stock Repurchases”);
WHEREAS, the Borrower has requested that the Administrative Agent and the Lenders (a) waive any Default or Event of Default that may have occurred as a result of the Excess Stock Repurchases and (b) agree to amend certain provisions of the Credit Agreement as set forth below, and the Administrative Agent and the Lenders signatory hereto are willing to grant such waiver and to effect such amendments on the terms and conditions contained in this Agreement;
NOW, THEREFORE, in consideration of the premises and further valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:
1.Amendments to Credit Agreement. Subject to the terms and conditions set forth herein, the Credit Agreement is amended as follows:

(a)	The definition of “Business Day” in Section 1.01 of the Credit Agreement is hereby amended and restated in its entirety to read as follows:
“ ‘Business Day means any day other than a Saturday, Sunday or other day on which commercial banks are authorized to close under the Laws of, or are in fact closed in, the state where the Administrative Agent’s Office is located and, if such day relates to any Eurodollar Rate Loan, means any such day on which dealings in

Dollar deposits are conducted by and between banks in the London interbank eurodollar market.”

(b)	The definition of “Committed Loan Notice” in Section 1.01 of the Credit Agreement is hereby amended and restated in its entirety to read as follows:
“ ‘Committed Loan Notice’ means a notice of (a) a Committed Borrowing, (b) a conversion of Committed Loans from one Type to the other, or (c) a continuation of Eurodollar Rate Loans, pursuant to Section 2.02(a), which shall be substantially in the form of Exhibit A or such other form as may be approved by the Administrative Agent (including any form on an electronic platform or electronic transmission system as shall be approved by the Administrative Agent), appropriately completed and signed by a Responsible Officer of the Borrower.”

(c)	The definition of “Defaulting Lender” in Section 1.01 of the Credit Agreement is hereby amended to add the following new clause (iii) to clause (d) of such definition:
“or (iii) become the subject of a Bail-In Action”

(d)	The definition of “Eurodollar Rate” in Section 1.01 of the Credit Agreement is hereby amended and restated in its entirety to read as follows:
“ ‘Eurodollar Rate’ means:
(a)    for any Interest Period with respect to a Eurodollar Rate Loan, the rate per annum equal to the London Interbank Offered Rate (“LIBOR”) or a comparable or successor rate, which rate is approved by the Administrative Agent, as published on the applicable Bloomberg screen page (or such other commercially available source providing such quotations as may be designated by the Administrative Agent from time to time) at approximately 11:00 a.m., London time, two Business Days prior to the commencement of such Interest Period, for Dollar deposits (for delivery on the first day of such Interest Period) with a term equivalent to such Interest Period;
(b)    for any interest calculation with respect to a Base Rate Loan on any date, the rate per annum equal to LIBOR, at or about 11:00 a.m., London time determined two Business Days prior to such date for U.S. Dollar deposits with a term of one month commencing that day; and
(c)    if the Eurodollar Rate shall be less than zero, such rate shall be deemed zero for purposes of this Agreement;
provided that to the extent a comparable or successor rate is approved by the Administrative Agent in connection herewith, the approved rate shall be applied in a manner consistent with market practice; provided, further that to the extent such market practice is not administratively feasible for the Administrative Agent, such approved rate shall be applied in a manner as otherwise reasonably determined by the Administrative Agent.”

(e)	The definition of “London Banking Day” in Section 1.01 of the Credit Agreement is hereby deleted in its entirety.

(f)	The definition of “Responsible Officer” in Section 1.01 of the Credit Agreement is hereby amended and restated in its entirety to read as follows:
“ ‘Responsible Officer’ means the chief executive officer, president, chief financial officer, treasurer, assistant treasurer, controller, secretary or any assistant secretary of a Loan Party and, solely for purposes of notices given pursuant to Article II, any other officer or employee of the applicable Loan Party so designated by any of the foregoing officers in a notice to the Administrative Agent or any other officer or employee of the applicable Loan Party designated in or pursuant to an agreement between the applicable Loan Party and the Administrative Agent. Any document delivered hereunder that is signed by a Responsible Officer of a Loan Party shall be conclusively presumed to have been authorized by all necessary corporate, partnership and/or other action on the part of such Loan Party and such Responsible Officer shall be conclusively presumed to have acted on behalf of such Loan Party.”

(g)	The definition of “Swing Line Loan Notice” in Section 1.01 of the Credit Agreement is hereby amended and restated in its entirety to read as follows:
“ ‘Swing Line Loan Notice’ means a notice of a Swing Line Borrowing pursuant to Section 2.04(b), which shall be substantially in the form of Exhibit B or such other form as approved by the Administrative Agent (including any form on an electronic platform or electronic transmission system as shall be approved by the Administrative Agent), appropriately completed and signed by a Responsible Officer of the Borrower.”

(h)	Section 1.01 of the Credit Agreement is hereby amended to add the following new definitions in correct alphabetical order:
“ ‘Bail-In Action’ means the exercise of any Write-Down and Conversion Powers by the applicable EEA Resolution Authority in respect of any liability of an EEA Financial Institution.
‘Bail-In Legislation’ means, with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule.
‘EEA Financial Institution’ means (a) any credit institution or investment firm established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member

Country which is a parent of an institution described in clause (a) of this definition, or (c) any financial institution established in an EEA Member Country which is a subsidiary of an institution described in clauses (a) or (b) of this definition and is subject to consolidated supervision with its parent.
‘EEA Member Country’ means any of the member states of the European Union, Iceland, Liechtenstein, and Norway.
‘EEA Resolution Authority’ means any public administrative authority or any person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution.
‘EU Bail-In Legislation Schedule’ means the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor person), as in effect from time to time.
‘Fifth Amendment’ means that certain Amendment No. 5 to Credit Agreement and Waiver, dated as of March 25, 2016, by and among the Borrower, the Guarantors party thereto, the Administrative Agent and the Lenders party thereto.
‘Write-Down and Conversion Powers’ means, with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule.”

(i)	The first sentence of Section 2.02(a) of the Credit Agreement is hereby amended and restated in its entirety to read as follows:
“Each Committed Borrowing, each conversion of Committed Loans from one Type to the other, and each continuation of Eurodollar Rate Loans shall be made upon the Borrower’s irrevocable notice to the Administrative Agent, which may be given by (A) telephone, or (B) a Committed Loan Notice; provided that any telephone notice must be confirmed immediately by delivery to the Administrative Agent of a Committed Loan Notice.”

(j)	Section 2.04(b) of the Credit Agreement is hereby amended and restated in its entirety to read as follows:
“(b)    Borrowing Procedures. Each Swing Line Borrowing shall be made upon the Borrower’s irrevocable notice to the Swing Line Lender and the Administrative Agent, which may be given by (A) telephone, or (B) a Swing Line Loan Notice; provided that any telephone notice must be confirmed immediately by delivery to the Swing Line Lender and the Administrative Agent of a Swing Line Loan Notice. Each such notice must be received by the Swing Line Lender and the

Administrative Agent not later than 10:00 a.m. on the requested borrowing date, and shall specify (i) the amount to be borrowed, which shall be a minimum of $500,000, and (ii) the requested borrowing date, which shall be a Business Day. Promptly after receipt by the Swing Line Lender of any Swing Line Loan Notice, the Swing Line Lender will confirm with the Administrative Agent (by telephone or in writing) that the Administrative Agent has also received such Swing Line Loan Notice and, if not, the Swing Line Lender will notify the Administrative Agent (by telephone or in writing) of the contents thereof. Unless the Swing Line Lender has received notice (by telephone or in writing) from the Administrative Agent (including at the request of any Lender) prior to 11:00 a.m. on the date of the proposed Swing Line Borrowing (A) directing the Swing Line Lender not to make such Swing Line Loan as a result of the limitations set forth in the first proviso to the first sentence of Section 2.04(a), or (B) that one or more of the applicable conditions specified in Section 4.02 is not then satisfied, then, subject to the terms and conditions hereof, the Swing Line Lender will, not later than 12:00 noon on the borrowing date specified in such Swing Line Loan Notice, make the amount of its Swing Line Loan available to the Borrower.”

(k)	Clause (i) of Section 2.05(a) of the Credit Agreement is hereby amended and restated in its entirety to read as follows:
“(i) such notice must be in a form acceptable to the Administrative Agent and be received by the Administrative Agent not later than 8:00 a.m. (A) three Business Days prior to any date of prepayment of Eurodollar Rate Loans and (B) on the date of prepayment of Base Rate Committed Loans;”

(l)	The last sentence of Section 2.16(a)(iv) of the Credit Agreement is hereby amended and restated in its entirety to read as follows:
“Subject to Section 10.21, no reallocation hereunder shall constitute a waiver or release of any claim of any party hereunder against a Defaulting Lender arising from that Lender having become a Defaulting Lender, including any claim of a Non-Defaulting Lender as a result of such Non-Defaulting Lender’s increased exposure following such reallocation.”

(m)	Article V of the Credit Agreement is hereby amended to add the following new Section 5.22:
“5.22    Anti-Corruption Laws. The Borrower and its Subsidiaries have conducted their businesses in compliance with the United States Foreign Corrupt Practices Act of 1977, the UK Bribery Act 2010, and other similar anti-corruption legislation in other jurisdictions and have instituted and maintained policies and procedures designed to promote and achieve compliance with such laws.”

(n)	Article V of the Credit Agreement is hereby amended to add the following new Section 5.23:

“5.23    EEA Financial Institution. Neither the Borrower nor any of its Subsidiaries is an EEA Financial Institution.”

(o)	Article VI of the Credit Agreement is hereby amended to add the following new Section 6.20:
“6.20    Anti-Corruption Laws. Conduct its businesses in compliance with the United States Foreign Corrupt Practices Act of 1977, the UK Bribery Act 2010, and other similar anti-corruption legislation in other jurisdictions, and maintain policies and procedures designed to promote and achieve compliance with such laws.”

(p)	Section 7.06(e) of the Credit Agreement is hereby amended and restated in its entirety as follows:
“(e)    the Borrower may make any Permitted Stock Repurchase; provided that, after giving effect to such Permitted Stock Repurchase, the aggregate amount of cash paid or payable for all Permitted Stock Repurchases made after the effective date of the Fifth Amendment shall not exceed $50,000,000 during the term of this Agreement.”

(q)	Article VII of the Credit Agreement is hereby amended to add the following new Section 7.16:
“7.16    Anti-Corruption Laws. Directly or indirectly use the proceeds of any Loan for any purpose which would breach the United States Foreign Corrupt Practices Act of 1977, the UK Bribery Act 2010, and other similar anti-corruption legislation in other jurisdictions.”

(r)	Section 10.18 of the Credit Agreement is hereby amended and restated in its entirety to read as follows:
“Electronic Execution of Assignments and Certain Other Documents. The words “execution,” “execute”, “signed,” “signature,” and words of like import in or related to any document to be signed in connection with this Agreement and the transactions contemplated hereby (including without limitation Assignment and Assumptions, amendments or other Committed Loan Notices, Swing Line Loan Notices, waivers and consents) shall be deemed to include electronic signatures, the electronic matching of assignment terms and contract formations on electronic platforms approved by the Administrative Agent, or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act; provided that notwithstanding anything contained herein to the contrary the Administrative

Agent is under no obligation to agree to accept electronic signatures in any form or in any format unless expressly agreed to by the Administrative Agent pursuant to procedures approved by it.”

(s)	Article X of the Credit Agreement is hereby amended to add the following new Section 10.21:
“10.21    Acknowledgement and Consent to Bail-In of EEA Financial Institutions. Notwithstanding anything to the contrary in any Loan Document or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any Lender that is an EEA Financial Institution arising under any Loan Document, to the extent such liability is unsecured, may be subject to the write-down and conversion powers of an EEA Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:
(a)    the application of any Write-Down and Conversion Powers by an EEA Resolution Authority to any such liabilities arising hereunder which may be payable to it by any Lender that is an EEA Financial Institution; and
(b)    the effects of any Bail-In Action on any such liability, including, if applicable:
(i)    a reduction in full or in part or cancellation of any such liability;
(ii)    a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such EEA Financial Institution, its parent undertaking, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Loan Document; or
(iii)    the variation of the terms of such liability in connection with the exercise of the Write-Down and Conversion Powers of any EEA Resolution Authority.”
2.Waiver. Subject to the terms and conditions set forth herein, the Administrative Agent and the Lenders party hereto hereby irrevocably waive any Default or Event of Default that may have occurred as a result of the Borrower making the Excess Stock Repurchases prior to the Effective Date of this Agreement. The waiver set forth in this Section 2 is limited to the extent specifically set forth herein and no other terms, covenants or provisions of the Credit Agreement are intended to be affected hereby, except as specifically set forth in Section 1 hereof.
3.Effectiveness; Conditions Precedent. This Agreement and the amendments to the Credit Agreement herein provided shall become effective as of the date (the “Effective Date”) all of the following conditions precedent have been satisfied:

(a)the Administrative Agent shall have received counterparts of this Agreement, duly executed by the Borrower, the Administrative Agent, each Guarantor and the Required Lenders; and
(b)all fees and expenses payable to the Administrative Agent and the Lenders (including the fees and expenses of counsel to the Administrative Agent) estimated to date shall have been paid in full (without prejudice to final settling of accounts for such fees and expenses).
The Administrative Agent and the Lenders agree that the conditions precedent set forth in clause (a) of this Section 3 will be deemed satisfied upon the Administrative Agent’s delivery to the Lenders (including by posting to the Platform) of a fully executed version of this Agreement on the date hereof.
4.Consent of the Guarantors. Each Guarantor hereby consents, acknowledges and agrees to the amendments set forth herein and hereby confirms and ratifies in all respects the Guaranty to which such Guarantor is a party (including without limitation the continuation of such Guarantor’s payment and performance obligations thereunder upon and after the effectiveness of this Agreement and the amendments contemplated hereby) and the enforceability of such Guaranty against such Guarantor in accordance with its terms.
5.Representations and Warranties. In order to induce the Administrative Agent, the L/C Issuer and the Lenders to enter into this Agreement, the Borrower represents and warrants to the Administrative Agent and the Lenders that, except for the effects of the Excess Stock Repurchases:
(a)The representations and warranties of the Borrower and each other Loan Party contained in Article V or any other Loan Document, or which are contained in any document furnished at any time under or in connection herewith or therewith, shall be true and correct on and as of the date hereof, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they shall be true and correct as of such earlier date, and except that the representations and warranties contained in subsections (a) and (b) of Section 5.05 of the Credit Agreement shall be deemed to refer to the most recent statements furnished pursuant to subsections (a) and (b), respectively, of Section 6.01 of the Credit Agreement;
(b)The Persons appearing as Guarantors on the signature pages to this Agreement constitute all Persons who are required to be Guarantors as of the date of this Agreement pursuant to the terms of the Credit Agreement and the other Loan Documents, including without limitation all Persons who became Subsidiaries or were otherwise required to become Guarantors after the Closing Date, and each of such Persons has become and remains a party to a Guaranty as a Guarantor;
(c)This Agreement has been duly authorized, executed and delivered by the Borrower and Guarantors party hereto and constitutes a legal, valid and binding obligation of such parties, except as may be limited by general principles of equity or by the effect of any applicable bankruptcy, insolvency, reorganization, moratorium or similar law affecting creditors’ rights generally; and
(d)No Default or Event of Default has occurred and is continuing.
6.Entire Agreement. This Agreement, together with all the Loan Documents (collectively, the “Relevant Documents”), sets forth the entire understanding and agreement of the parties hereto in relation to the subject matter hereof and supersedes any prior negotiations and agreements among the parties relating to such subject matter. No promise, condition, representation or warranty, express or implied, not set forth in the Relevant Documents shall bind any party hereto, and no such party has relied on any such promise, condition, representation or warranty. Each of the parties hereto acknowledges that, except as otherwise expressly stated in the Relevant Documents, no representations, warranties or commitments, express or implied, have been made by any party to the other in relation to the subject matter hereof or thereof. None of the terms or conditions of this Agreement may be changed, modified, waived or canceled orally or otherwise, except in writing and in accordance with Section 10.01 of the Credit Agreement.
7.Full Force and Effect of Agreement. Except as hereby specifically amended, modified or supplemented, the Credit Agreement and all other Loan Documents are hereby confirmed and ratified in all respects and shall be and remain in full force and effect according to their respective terms.
8.Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original as against any party whose signature appears thereon, and all of which shall together constitute one and the same instrument.
9.Governing Law. This Agreement shall in all respects be governed by, and construed in accordance with, the laws of the State of California applicable to contracts executed and to be performed entirely within such State, and shall be further subject to the provisions of Sections 10.14, 10.15 and 10.16 of the Credit Agreement.
10.Enforceability. Should any one or more of the provisions of this Agreement be determined to be illegal or unenforceable as to one or more of the parties hereto, all other provisions nevertheless shall remain effective and binding on the parties hereto.
11.References. All references in any of the Loan Documents to the “Credit Agreement” shall mean the Credit Agreement, as amended hereby.
12.Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the Borrower, the Administrative Agent, the L/C Issuer and each of the Guarantors and Lenders, and their respective successors, legal representatives, and assignees to the extent such assignees are permitted assignees as provided in Section 10.06 of the Credit Agreement.

IN WITNESS WHEREOF, the parties hereto have caused this instrument to be made, executed and delivered by their duly authorized officers as of the day and year first above written.

BORROWER:

QUIDEL CORPORATION

By:	/s/ Randall J. Steward
Name:	Randall J. Steward
Title:	CFO

GUARANTORS:

DIAGNOSTIC HYBRIDS, INC.

By:	/s/ Randall J. Steward
Name:	Randall J. Steward
Title:	Treasurer

BANK OF AMERICA, N.A., as
Administrative Agent

By:	/s/ Tiffany Shin
Name:	Tiffany Shin
Title:	Assistant Vice President

BANK OF AMERICA, N.A., as a Lender, L/C
Issuer and Swing Line Lender

By:	/s/ John C. Plecque
Name:	John C. Plecque
Title:	Senior Vice President

U.S. BANK NATIONAL ASSOCIATION, as
Syndication Agent and a Lender

By:	/s/ Matthew Kavan
Name:	Matthew Kavan
Title:	Vice President

COMPASS BANK, as Documentation Agent and a Lender

By:	/s/ M.E. Conboy
Name:	M.E. Conboy
Title:	SD Market President

JPMORGAN CHASE BANK, N.A., as a Lender

By:	/s/ Ling Li
Name:	Ling Li
Title:	Vice President

COMERICA BANK, as a Lender

By:	/s/ John W. Cardosa
Name:	John W. Cardosa
Title:	Vice President

Quidel Corporation
Amendment No. 5 to Credit Agreement and Waiver
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